METROPOLITAN MORTGAGE & SECURITIES CO., INC.

                                      AND

                   FIRST TRUST NATIONAL ASSOCIATION, TRUSTEE


                         THIRD SUPPLEMENTAL INDENTURE

                         Dated as of December 31, 1997


           Relating to an issue of Investment Debentures, Series III


              Supplemental to Indenture dated as of July 6, 1979


      THIS THIRD SUPPLEMENTAL INDENTURE, dated as of December 31, 1997 is between Metropolitan Mortgage & Securities Co., Inc., a Washington corporation (hereinafter called "Metropolitan" or the "Company"), having its principal office at 929 West Sprague Avenue, Spokane, Washington 99201, and First Trust National Association, a national banking association (hereinafter called the "Trustee"), having offices at Two Union Square, 601 Union Street, Suite 2120, Seattle, Washington 98101, and is supplemental to an Indenture dated as of July 6, 1979 and the First and Second Supplemental Indentures dated as of October 3, 1980 and November 12, 1984, respectively, (the "Indenture") between the Company and Seattle First National Bank, the prior Trustee.

                            RECITALS OF THE COMPANY

      The Company previously executed and delivered to the Trustee the Indenture that provides for the issuance in one or more series of the Company's Investment Debentures (hereinafter called the "Debentures"), in accordance with the Indenture. The initial series of Debentures issued under the Indenture is known as the Company's Investment Debentures, Series I, limited to the aggregate principal amount of $20,000,000.

      The Company also previously executed and delivered to the Trustee First and Second Supplemental Indentures dated as of

 October 3, 1980 and November 12, 1984, respectively, providing for the issuance of the Company's Investment Debentures, Series II, and Installment Debentures, Series I, respectively.

      The Board of Directors of the Company has established a new series of Debentures to be designated "Investment Debentures, Series III," not limited in aggregate principal amount, and has authorized an initial issue of $100,000,000 principal amount thereof. The Company has complied or will comply with all provisions required to issue additional Debentures under the Indenture.

      The Company desires to execute and deliver this Third Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of providing for the creation of a new series of Debentures, designating the series to be created and specifying the form and provisions of the Debentures of such series.

      All things necessary to make the Investment Debentures, Series III, when executed by the Company, authenticated by the Trustee, delivered as authorized by the Company and duly issued by the Company, the valid obligations of the Company, and to make this Third Supplemental Indenture a valid agreement of the Company, in accordance with their or its terms, have been done.

      NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH that, for and in consideration of the premises and the purchase of the Investment Debentures, Series III, by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Investment Debentures, Series III, as follows:

                                  ARTICLE ONE

                     Investment Debentures, Series III and
                      Certain Provisions Relating Thereto

      Section 1-1.  Terms of Investment Debentures, Series III.

      There shall be hereby established a series of Debentures to be designated "Investment Debentures, Series III." The aggregate principal amount of Investment Debentures, Series III, at any one time Outstanding shall not be limited. The Investment Debentures, Series III, shall be issued in the maturities and denominations with proposed interest rates upon the unpaid principal amounts thereof as determined by the Company:




                     Interest            Minimum
  Maturity             Rate            Denomination
_____________        ________          ____________





      The maturities, interest rates and minimum denominations of Investment Debentures, Series III, may be changed at any time by the Company, but no such change will affect any Investment Debentures, Series III, issued prior to such change. Holders of Investment Debentures, Series III, may select a monthly, quarterly, semi-annual or annual Interest Payment Date or may elect to allow interest to be compounded and paid as set forth in the form of the Investment Debentures, Series III, in Section 1-2 hereof. Payment of the principal of and interest on Investment Debentures, Series III will be made at the office or agency of the Company maintained for that purpose in Spokane, Washington. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Debenture Register. In the event of the death of any registered owner of an Investment Debenture, Series III, any party entitled to receive some or all of the proceeds of such Investment Debenture, Series III, may elect to have his or her share of such Investment Debenture, Series III prepaid under the terms set out in the form of the Investment Debentures, Series III in Section 1-2 hereof.

      Global Debenture shall mean the Debenture, Series III, in the form shown in Section 1-2 hereof, executed by the Company and registered in the name of the Company or its nominee and authenticated by the Trustee. The Trustee shall, upon request by the Company, authenticate for original issue up to $100,000,000 principal amount of Debentures, Series III. Such authentication of the Global Debenture shall satisfy the authentication requirement of the Indenture with respect to the Debentures, Series III. The Company may amend, and/or supplement the Global Debenture, and may increase and/or decrease the principal amount of the Global Debenture from time to time. The Trustee shall authenticate any endorsement to the Global Debenture to reflect such amendment, supplement, increase or decrease in accordance with instructions given by the Company. The Global Debenture, and any endorsements thereto shall be deposited with the Company.

      Book Entry Debentures

      The Debentures may be issued to investors in book entry form, without the issuance of individual certificates, and without the requirement for authentication by the Trustee of such book entry investments. Investors who hold Investment Debentures in book entry form shall be considered to be Debentureholders and shall have all the rights and privileges of a Debentureholder pursuant to the Indenture, notwithstanding that record of their Debenture investment is represented in book entry form. The Company shall maintain accurate records of the individual holders of such Debentures. The Company shall promptly provide the Trustee with a listing of all book entry holders of the Debentures, Series III at such times and from time to time, and in such format as the Trustee may reasonably request.


      With respect to the Global Debenture, the ownership of which shall be registered in the name of the Company or its nominee, except as otherwise provided in the Indenture as amended, the Trustee shall have no responsibility or obligation to any person for whom the Company or its nominee beneficially holds an interest in book entry form in the Global Debenture. Without limiting the generality of the foregoing, the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Company and its nominee with respect to the beneficial ownership interests of Debentureholders in the Global Debenture; (ii) the delivery to Debentureholders of any notice required to be given by the Company with respect to their Investment Debentures; (iii) the payment by the Company or its nominee to any Debentureholder, as shown on the books of the Company, of principal or interest with respect to an Investment Debenture; or (iv) any other action taken by the Company or its nominee as registered owner of the Global Debenture.

      Section 1-2.  Form of Investment Debentures, Series III.

                 METROPOLITAN MORTGAGE & SECURITIES CO., INC.
              929 West Sprague Avenue, Spokane, Washington 99201
                       Investment Debenture, Series III

Issued To ____________________________________
Principal Amount _____________________________
Issue Date ___________________________________
Maturity Date ________________________________
Interest Rate ________________________________
Certificate Number ___________________________
Interest Payable _____________________________

      The Debenture

      This is a duly authorized Debenture of Metropolitan Mortgage & Securities Co., Inc. ("Metropolitan"). This Debenture is issued under an Indenture dated July 6, 1979 and a Third Supplemental Indenture dated as of December 31, 1997 (the "Indenture") between Metropolitan and First Trust National Association as Trustee (the "Trustee"). The Indenture permits Metropolitan to issue an unlimited amount of Debentures, the terms of which may vary according to series. This Debenture is of the series stated above; that series is limited in aggregate principal amount as stated in the Indenture (or supplemental indentures). The Indenture (and supplemental indentures) contains statements of the rights of the Debentureholders, Metropolitan and the Trustee and provisions concerning authentication and delivery of the Debentures. Definitions of certain terms used in this Debenture are also found in the Indenture (and supplemental indentures).

      Payment of Principal

      For value received, Metropolitan promises to pay the principal amount of this Debenture at the maturity date stated above. Payment will be made to the Person to whom this Debenture is issued, or registered assigns.

      Payment of Interest

      Metropolitan promises to pay interest on the principal amount of this Debenture from the issue date until the principal amount is paid or made available for payment. Interest will be computed at the annual interest rate stated above. Interest will be payable or compounded as stated above or as otherwise elected by the Person entitled to payment of interest. Metropolitan will pay interest to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered on the books of Metropolitan at the close of business on the Regular Record Date for the payment of interest. The Regular Record Date is the 15th day of the calendar month immediately preceding an Interest Payment Date.

      Compounding of Interest

      If the Person entitled to payment of interest so elects, Metropolitan will compound interest rather than pay interest in installments. Interest will be compounded on a semi-annual basis at the interest rate stated above from the Interest Payment Date immediately preceding receipt by Metropolitan of the compounding election. Interest will be compounded from the issue date of the Debenture if Metropolitan receives the compounding election prior to the first Interest Payment Date. Interest will be compounded until the maturity date stated above and will be paid on such date. Prior to Maturity, however, Metropolitan will pay at the Debentureholder's request the interest accumulated in the last two semi-annual compounding periods before Metropolitan receives the request, together with the interest accrued from the end of the last such semi-annual period. Interest compounded prior to the last two semi-annual compounding periods is payable only on the maturity date stated above.

      Alternative Installment Payments of Principal and Interest

      If so elected by the person to whom this Debenture is originally issued, Metropolitan promises, in lieu of the foregoing provisions for payment of principal and interest, to pay equal monthly payments of principal and interest, commencing thirty days from the Issue Date, until the Maturity Date, at which time the remaining Principal Amount, if any, together with all unpaid accrued interest, shall be paid. The amount of each monthly installment shall be the amount necessary to amortize the Principal Amount at the specified Interest Rate during the Amortization Term specified by the Debentureholder.

      Prepayment on Death

      In the event of a Debentureholder's death, any Person entitled to receive some or all of the proceeds of this Debenture may elect to have his or her share of the principal and any unpaid interest prepaid in full in five consecutive equal monthly installments. Interest on the declining principal balance of that share will continue to accrue at the interest rate stated above. Any request for prepayment must be made in writing to Metropolitan. The request must be accompanied by the Debenture and evidence, satisfactory to Metropolitan, of the Debentureholder's death. Before Metropolitan prepays the Debenture, it may require additional documents or other material it considers necessary to establish the Persons entitled to receive some or all of the proceeds of the Debenture. Metropolitan may also require proof of other facts relevant to its obligation to prepay the Debenture in the event of death.

      Miscellaneous

      The provisions on the reverse are part of this Debenture.

      This Debenture is not entitled to any benefit under the Indenture nor is this Debenture valid or obligatory for any purpose unless the certificate of authentication below has been executed by the Trustee by manual signature.

      This Debenture is not insured by the United States government, the State of Washington nor any agency thereof.

      IN WITNESS WHEREOF, Metropolitan has caused this Debenture to be duly executed under its corporate seal.



                                       METROPOLITAN MORTGAGE &
                                         SECURITIES CO., INC.

(Corporate Seal)

Attest:________________________   By:___________________________
             Secretary or              Chairman of the Board,
         Assistant Secretary         President or Vice President

                   CERTIFICATE OF AUTHENTICATION

      This is one of the Debentures referred to in the within-mentioned
Indenture.

                                 FIRST TRUST NATIONAL ASSOCIATION,
                                             as Trustee


                                 By:______________________________
                                         Authorized Officer

             [FORM OF REVERSE OF INVESTMENT DEBENTURE, SERIES III]

      Transfer and Exchange of Global Debenture

      Transfer and exchange of this Global Debenture is conditioned by certain provisions in the Indenture as amended. To effect a transfer, the registered owner must surrender this Debenture at Metropolitan's office or agency in Spokane, Washington. This Debenture must be duly endorsed or accompanied by a written instrument of transfer satisfactory to Metropolitan. Upon transfer, one or more new Debentures of the same series, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. Prior to due presentment for registration of transfer, Metropolitan, the Trustee or any of their agents may treat any Person in whose name this Debenture is registered as the owner of this Debenture, regardless of notice to the contrary or whether this Debenture might be overdue.

      This Global Debenture is issuable only as a registered Debenture; it does not bear coupons. As provided in the Indenture, this Global Debenture is exchangeable for other Debentures of the same series of authorized denominations with the same aggregate principal amount. To effect an exchange, the registered owner must surrender this Debenture at Metropolitan's office or agency in Spokane, Washington. The Debenture must be duly endorsed or accompanied by a written instrument of exchange satisfactory to Metropolitan.

      No service charge will be made for a transfer or exchange, but Metropolitan may require payment of a sum sufficient to cover any governmental charge payable in connection with such transaction.

      Amendment of the Indenture; Waiver of Rights

      With certain exceptions, the Indenture may be amended, the obligations and rights of Metropolitan may be modified and the rights of the Debentureholders may be modified by Metropolitan at any time with the consent of the Holders of 66-2/3% in aggregate principal amount of the Debentures at the time Outstanding. The Indenture allows the Holders of specified percentages in aggregate principal amount of the Debentures of a particular series to waive compliance by Metropolitan with certain Indenture provisions and to waive past defaults and their consequences on behalf of all the Holders of Debentures of that series. Any such consent or waiver by the Holder of this Debenture will be binding upon that Holder. The consent or waiver will also be binding upon all future Holders of this Debenture and of any Debenture issued upon the transfer of, or in exchange for or in lieu of this Debenture, whether or not that consent or waiver is noted upon the Debenture.

      Failure to Pay Interest; Events of Default

      If interest is not punctually paid or duly provided for, it shall cease to be payable to the registered Holder of this Debenture on the applicable Regular Record Date. Instead, the Trustee will fix a Special Record Date for payment of the Defaulted Interest. Upon receipt by the Trustee from the Company of a list of all Debentureholders and their Debenture principal amounts, the Trustee will give the Debentureholders notice of the Special Record Date at least 10 days prior to the Special Record Date. The Person in whose name this Debenture (or one or more Predecessor Debentures) is registered on the books of the Company at the close of business on the Special Record Date will be entitled to payment of the Defaulted Interest and the Trustee may rely conclusively, without liability to any Debentureholder or the Company, upon the information provided by the Company. If the Debentures are listed on a securities exchange, however, the Defaulted Interest may be paid at any time and in any lawful manner consistent with the requirements of the exchange.

      If an Event of Default occurs, the principal of all the Debentures may be declared due and payable as provided in the Indenture.

      Form of Payment

      Payment of principal and interest will be made at the office or agency of Metropolitan maintained for that purpose in Spokane, Washington. Payment will be made in coin or currency of the United States of America that is legal tender for payment of public and private debts at the time of payment. At Metropolitan's option, however, payment of interest may be made by check mailed to the Person entitled to the interest at that Person's address as it appears in the Debenture Register.

      Business Days

      Whenever any Interest Payment Date, the Stated Maturity of this Debenture or any date on which any Defaulted Interest is proposed to be paid is not a Business Day, the appropriate payment or compounding of interest or principal may be made on the next succeeding Business Day without accrual of additional interest.

      Certain Definitions

      Metropolitan is a Washington corporation. The term "Metropolitan" and "Company" includes any successor corporation under the Indenture. The term "Trustee" includes any successor trustee under the Indenture.

      Section 1-3.  Events of Default.

      "Event of Default," with respect to the Investment Debentures, Series III, means any one of the events specified below in this Section 1-3 (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (1) default in the payment of any interest upon any Investment Debenture, Series III, when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

      (2) default in the payment of the principal of (or premium, if any, on) any Investment Debenture, Series III, at its Maturity; or

      (3) default in the performance, or breach, of any covenant or warranty of the Company with respect to Investment Debentures, Series III, in the Indenture or this Third Supplemental Indenture (other than a covenant or warranty a default in whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Investment Debentures, Series III, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

      (4) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or an insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any Federal bankruptcy laws or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

      (5) the institution by the Company of proceedings to be adjudicated a bankrupt or an insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Federal bankruptcy laws or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

      Section 1-4.  Right of Redemption.

      Notwithstanding anything to the contrary contained in the Indenture or this Third Supplemental Indenture, the Investment Debentures, Series III are not redeemable prior to Maturity; the Company may, however, pay principal and premium, if any, and interest on such Debentures either upon mutual agreement between the Holders of an Investment Debenture, Series III, and the Company or as provided in the Indenture or this Third Supplemental Indenture in the event of the death of any registered owner or any registered joint owner without such payment constituting a redemption.

                                  ARTICLE TWO

                                 Miscellaneous

      Section 2-1.  Supplemental Indenture.

      This Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Investment Debentures, Series III, to the same extent as if specifically set forth herein. All terms used in this Third Supplemental Indenture shall be taken to have the same meaning as in the Indenture, except in cases where the context herein clearly indicates otherwise.

      Section 2-2.  Regulation of Interest Rates.

      The Company hereby agrees that it will actively resist any attempts to claim and will not voluntarily claim, the benefit of any interest rate regulation law against any Debentureholder.

      IN WITNESS WHEREOF, METROPOLITAN MORTGAGE & SECURITIES CO.,

INC. has caused this Third Supplemental Indenture to be signed in its corporate name by its Chairman of the Board, its President or a Vice-President and its corporate seal to be affixed hereunto, and the same to be attested by the signature of its Secretary or Assistant Secretary; and FIRST TRUST NATIONAL ASSOCIATION, in evidence of its acceptance of the trust hereby created, has caused this Third Supplemental Indenture to be signed in its corporate name by one of its Trust Officers, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Trust Officers. Executed and delivered as of the date first above written.

                                 METROPOLITAN MORTGAGE &
                                   SECURITIES CO., INC.

                                 /s/ C. Paul Sandifur, Jr.

                             By: C. Paul Sandifur, Jr.
                          Title: President
(Corporate Seal)

Attest:

/s/ Reuel Swanson

Reuel Swanson
Secretary

                                 FIRST TRUST NATIONAL ASSOCIATION,
                                    as Trustee

                                 /s/ Michael A. Jones

                             By: Michael A. Jones
                          Title: Assistant Vice President
(Corporate Seal)

STATE OF WASHINGTON  )
                     ) ss.
COUNTY OF SPOKANE    )

      On this 31st day of December, 1997, before me personally appeared C. Paul Sandifur, Jr., to me known to be the President of Metropolitan Mortgage & Securities Co., Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                   /s/ Susan Thomson

                                   NOTARY PUBLIC in and for the
                                   State of Washington, residing
[Seal]                             at Spokane

STATE OF WASHINGTON  )
                     ) ss.
COUNTY OF KING       )

      On this 31st day of December, 1997, before me personally appeared Michael A. Jones, to me known to be the Assistant Vice President of First Trust National Association, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                   /s/ Linda E. Houston

                                   NOTARY PUBLIC in and for the
                                   State of Washington, residing
[Seal]                             at Seattle